UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)

On September 26, 2017, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Limoneira Company (the “Company”), the Board elected Edgar A. Terry to serve as a Class I director to fill the vacancy to be created by the resignation of Ronald Michaelis from the Board, such appointment to be effective immediately upon Mr. Michaelis’s resignation on October 31, 2017. Mr. Terry has also been designated to serve as a member of the Board’s Audit & Finance Committee, Compensation Committee, Farming Advisory Committee, and Water Advisory Committee once his appointment is effective. Mr. Terry will serve as a director until the Annual Meeting of Stockholders to be held in 2018.

There are no arrangements or understandings between Mr. Terry and any other person pursuant to which he was elected as a director, and as of the date hereof, there are no transactions or proposed transactions between Mr. Terry and the Company that require disclosure pursuant to Item 404(a) of Regulation S-K (17 CFR 229.404(a)).

As a non-management director, Mr. Terry will receive the same compensation paid by the Company to other non-management directors, as previously disclosed in the Company’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on February 15, 2017.

Mr. Terry has vast experience in the area of agribusiness rendering him exceptionally qualified to serve on the Company’s Board. Since 1982, he has worked for his family company, Terry Farms, Inc., which produces various vegetable and strawberry crops in Ventura County, California; he currently serves as its President and Chief Financial Officer (1990 – Present). Additionally, he serves as President of Willal, Inc. (1990 – Present) and as Vice President of Rancho Adobe, Inc. (1995 – Present). Mr. Terry also teaches corporate finance as a Senior Adjunct Professor at California Lutheran University (1987 – Present). In the past, Mr. Terry served as President of the Ventura County Farm Bureau (2001 – 2003) and as Chief Financial Officer of the District 63 Umpire Association (2006 – 2013). Mr. Terry currently serves as a director (and on various committees) of a number of companies and other entities, including: Terry Farms, Inc.; Federal Farm Credit Banks Funding Corporation; CoBank; Willal, Inc.; Rancho Adobe, Inc.; Ventura County Irrigated Lands Group; Ventura County Fair Foundation; and the Center for Economic Forecasting Advisory Board at California Lutheran University. In the past, Mr. Terry also served as a director (and on various committees) of several other companies and entities, including: Ventura County Farm Bureau; Hanson Trust Advisory Board; Leavens Ranches; District 63 Umpire Association; California Strawberry Commission; and Farm Credit West. Mr. Terry is a graduate of California Lutheran University where he earned a Bachelor of Science degree and a Master of Business Administration degree. Mr. Terry’s extensive experience in, and knowledge of, agribusiness, finance, and the Ventura County community provides the Board with important perspective regarding the responsible use of the Company’s land and water resources, technical and financial expertise, and community relations.

The Board has determined that Mr. Terry qualifies as an independent director pursuant to the provisions of NASDAQ Rule 5605(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2017	LIMONEIRA COMPANY

	By:	/s/ Joseph D. Rumley
Joseph D. Rumley
Chief Financial Officer, Treasurer and Corporate Secretary